UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒          Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Pursuant to §240.14a-12

MERISEL, INC.

(Name of Registrant as Specified in Its Charter)

N/A

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4) (5)	Proposed maximum aggregate value of transaction: Total fee paid:

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3) 4)	Filing Party: Date Filed:

MERISEL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 1, 2010

TO MERISEL’S STOCKHOLDERS:

Merisel, Inc., a Delaware corporation (the “Company”), will hold its 2010 Annual Meeting of Stockholders on Wednesday, December 1, 2010, at 2:30 p.m., New York time, at the offices of the Company located at 127 West 30th Street, 5th Floor, New York, NY 10001, to vote for the following purposes, as further described in the accompanying proxy statement:

•	To elect six (6) directors to the Board of Directors;

•	To ratify the appointment by the Company’s Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on October 18, 2010 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  Only record holders of the Company’s Common Stock at the close of business on that day will be entitled to vote.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on October 6, 2010, is enclosed with this notice and the accompanying proxy statement but is not to be considered part of the proxy soliciting material.

All stockholders are cordially invited to attend the Annual Meeting and vote in person.  Whether or not you expect to attend the Annual Meeting, to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.  Any stockholder attending the Annual Meeting may vote in person even if he, she, or it previously returned a proxy.

By Order of the Board of Directors

Donald R. Uzzi
Chairman of the Board and
Chief Executive Officer

New York, New York
November 1, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 1, 2010:  The Proxy Statement and Annual Report are available at http://www.merisel.com/merisel_site/invest.html.

TABLE OF CONTENTS
GENERAL INFORMATION	1

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS	1

PROPOSAL 1 - ELECTION OF DIRECTORS	3
Information Regarding Nominees	3
Director Independence	6
Board of Directors Meetings and Committees	6
Audit Committee	7
Compensation Committee	7
Nominating Committee	8
Board Leadership Structure	8
The Board’s Role in Risk Oversight	9
Stockholder Recommendations of Director Candidates	9
Code of Business Conduct	10
Stockholder Communications with the Board of Directors	10

AUDIT COMMITTEE REPORT	11

EXECUTIVE COMPENSATION	12
Executive Officers of the Company	12
Summary Compensation Table	13
Narrative to Summary Compensation Table	14
Outstanding Equity Awards at December 31, 2009	14
Pension Benefits	14
Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Plans	14
Executive Employment, Termination and Change of Control Arrangements	14
Compensation of Directors	17
Narrative to Director Compensation Table	17
Certain Relationships and Related Transactions	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
Change of Control	22

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23

PROPOSAL 2 - RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO USA, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2010	24
Principal Accountant Fees and Services	25
OTHER MATTERS	25
Stockholder Proposals for Inclusion in 2011 Proxy Statement	25
Annual Report on Form 10-K	25

EXHIBIT A: COMPENSATION COMMITTEE CHARTER

MERISEL, INC.
127 W. 30th Street, 5th Floor
New York, NY 10001

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held
December 1, 2010

GENERAL INFORMATION

This proxy statement is being sent on or about November 1, 2010 in connection with the solicitation of proxies by the Board of Directors of Merisel, Inc., a Delaware corporation (“Merisel” or the “Company”).  The proxies will be voted at the Company’s 2010 Annual Meeting of Stockholders which will be held on December 1, 2010, at 2:30 p.m., New York time, at the Company’s principal offices located at 127 West 30th Street, 5th Floor, New York, NY 10001, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is the close of business on October 18, 2010 and all holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, or at any adjournment thereof.

A proxy card for use at the Annual Meeting is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope provided in order to ensure that your shares will be voted at the Annual Meeting.  Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with an executive officer of the Company or by attending the Annual Meeting and voting in person.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the Annual Meeting as follows:

•	for the director nominees named herein;
•	to ratify the selection of BDO USA, LLP as the Company’s registered independent public accounting firm for fiscal year 2010; and
•	to transact such other matters that may properly come before the meeting in the discretion of the persons named in the accompanying proxy card.

OUTSTANDING SECURITIES AND VOTING REQUIREMENTS

The only voting securities of the Company are the outstanding shares of Common Stock.  On the record date, the Company had 7,214,784 shares of Common Stock outstanding and 552 stockholders of record.  The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common Stock held.

If you hold shares through a broker, you should follow the instructions for voting that you receive from your broker.  If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the Annual Meeting.  If you do not submit voting instructions to your broker, your broker may vote on the following matters in its discretion: (1) the election of directors, and (2) the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for 2010.

The voting requirements for the proposals you will consider at the Annual Meeting are as follows:

•
Election of Directors (Proposal 1).   The director nominees who receive the greatest number of votes at the Annual Meeting will be elected as directors.  Votes withheld have no legal effect with respect to the election of directors.

•
Ratification of Appointment by the Audit Committee of BDO USA, LLP as the Company’s Registered Independent Public Accounting Firm (Proposal 2).  The affirmative vote of the holders of a majority of the shares present, or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the Company’s selection of BDO USA, LLP as the Company’s independent registered public accounting firm for 2010. Abstentions count as votes cast and have the same effect as a vote against this proposal.

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company.  The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.  The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors presently consists of six members elected annually.  The terms of the present directors will expire at the Annual Meeting. The Board of Directors has nominated Mr. Ronald P. Badie, Mr. Albert J. Fitzgibbons III, Mr. Bradley J. Hoecker, Mr. Lawrence J. Schoenberg, Mr. Donald R. Uzzi and Mr. Edward A. Grant, the incumbent directors, for election as directors at the Annual Meeting for a term ending at the 2011 annual meeting of stockholders.

Each of the above individuals has consented to being named in this proxy statement as a nominee for election as director and has agreed to serve as a director if elected.  If, by reason of death or other unexpected occurrence, such nominee should for any reason become unavailable for election, or is unable to serve, or for good cause will not serve, the persons named in the accompanying proxy card may vote for the election of such substitute nominee as the Board of Directors may propose.  The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.  The accompanying proxy card contains a discretionary grant of authority with respect to this matter.

Information Regarding Nominees

For each director of the Company, the following sets forth the name, age as of October 18, 2010, principal occupation for at least the past five years, the names of any other public companies for which the director served in directorship capacity in the last five years:

Donald R. Uzzi, 58, has served as Chief Executive Officer and President since November 2004 and as a member of the Board of Directors since December 2004. He was elected Chairman of the Board of Directors in April 2005. From December 2002 to November 2004, Mr. Uzzi provided consulting services for various companies on marketing, corporate strategy and communications. From July 1999 to December 2002, Mr. Uzzi was Senior Vice President of Electronic Data Systems Corporation. From July 1998 to July 1999, Mr. Uzzi was a principal officer of Lighthouse Investment Group. From August 1996 to April 1998, Mr. Uzzi served as Executive Vice President at Sunbeam Corporation. Prior to 1996, Mr. Uzzi held the position of President of the Gatorade North America division of Quaker Oats.  Mr. Uzzi brings to the Board extensive experience in management, marketing, and operations serving as a vice president of various well-known companies.

Albert J. Fitzgibbons III, 65, has been a member of the Board of Directors since December 1997. Mr. Fitzgibbons is a Partner and Director of Stonington Partners, Inc. and a Partner and Director of Stonington Partners, Inc. II, positions that he has held since 1994.  Stonington Partners, Inc., through its affiliates, owns 69% of the Company’s common stock and all of the Company’s preferred stock.  Mr. Fitzgibbons also served as a director of Merrill Lynch Capital Partners, Inc., a private investment firm associated with Merrill Lynch & Co., from 1988 to 1994 and as a Consultant to Merrill Lynch Capital Partners from 1994 to December 2000.  He was a Partner of Merrill Lynch Capital Partners from 1993 to 1994 and Executive Vice President of Merrill Lynch Capital Partners from 1988 to 1993.  Mr. Fitzgibbons was also a Managing Director of the Investment Banking Division of Merrill Lynch & Co. from 1978 to July 1994.  Mr. Fitzgibbons is also currently a director of Obagi Medical Products, Inc.  Mr. Fitzgibbons is nominated to serve on the Company’s Board of Directors based on his substantial knowledge of investing and business resulting from his many years at Merrill Lynch Capital Partners and management position at Stonington Partners.

Ronald P. Badie, 67, has been a member of the Board of Directors since October 2004. In March 2002, Mr. Badie retired from Deutsche Bank after 35 years of service. At the time of his retirement, he was Vice Chairman of Deutsche Bank Alex. Brown (now Deutsche Bank Securities), the firm’s investment banking subsidiary. Over the years, Mr. Badie has held a variety of management positions with the firm and its predecessor, Bankers Trust Company, in both New York and Los Angeles. Mr. Badie is also currently a director of Amphenol Corporation, Nautilus, Inc., and Obagi Medical Products, Inc.  Mr. Badie has also been a director of Integrated Electrical Services, Inc. and Global Motorsport Group, Inc.  Mr. Badie brings to the Board over 35 years of experience in the banking industry and investment banking, many of them in leadership roles.

Bradley J. Hoecker, 48, has been a member of the Board of Directors since December 1997 and is the Chairman of the Compensation Committee. Mr. Hoecker has been a Partner and director of Stonington Partners, Inc. and a Partner and director of Stonington Partners, Inc. II since 1997. Stonington Partners, Inc., through its affiliates, owns 69% of the Company’s common stock and all of the Company’s preferred stock.  Prior to being named partner in 1997, Mr. Hoecker was a Principal of Stonington Partners since 1993. He was a Consultant to Merrill Lynch Capital Partners from 1994 to December 2000 and was an Associate in the Investment Banking Division of Merrill Lynch Capital Partners from 1989 to 1993. Mr. Hoecker has also served as a director of Obagi Medical Products, Inc. and Conihasset Capital Partners.  Mr. Hoecker’s demonstrated knowledge and experience with financial transactions and operational issues, as well as his hands-on knowledge of the history of the Company since its acquisition, make him a valued member of the Board.  Mr. Hoecker also offers the Board broad perspective having accumulated years of private equity experience across a wide range of industries and experience serving on the boards of several other public and privately-held companies.

Lawrence J. Schoenberg, 78, has been a member of the Board of Directors since 1990 and is the Chairman of the Nominating Committee.  From 1967 through 1990, Mr. Schoenberg served as Chairman of the Board and Chief Executive Officer of AGS Computers, Inc., a computer software company. From January to December 1991, Mr. Schoenberg served as Chairman and as a member of the executive committee of the Board of Directors of AGS. Mr. Schoenberg retired from AGS in 1992. Mr. Schoenberg was also a director of SunGard Data Systems, Inc., a computer software company, a director of Government Technology Services, Inc., a reseller and integrator of information systems for the federal government, and a director of Cellular Technology Services, Inc., a software company.  Mr. Schoenberg’s length of service with and substantial knowledge of the Company, coupled with years of experience in corporate controls and governance in leadership positions at a vast array of well-known companies make him an invaluable member of the Board.

Edward A. Grant, 60, has been a member of the Board of Directors since May 2006 and is the Chairman of the Audit Committee.  Mr. Grant is a principal and practice director at Arthur Andersen LLP.  He has been a professional at Arthur Andersen for more than thirty years.  He was an audit partner with the firm for sixteen years, serving as the auditor on numerous public companies.  Mr. Grant is a director of Obagi Medical Products, Inc. and is the Chair of its Audit Committee.  Mr. Grant has a bachelor’s and two master’s degrees from the University of Wisconsin-Madison and became a Certified Public Accountant in 1976.  He is a past member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountants Society and has served on several civic boards.  Mr. Grant’s vast experience while serving as an auditor on numerous public companies, as well as his expertise gained serving on the audit committees of other public companies make him exceptionally qualified to serve on the Board of Directors of the Company.

Arrangements for Nomination as Directors and Changes in Procedures for Nomination

Mr. Hoecker and Mr. Fitzgibbons serve as directors as a result of their nomination by Stonington Partners, which, through its affiliates, is the owner of the Company’s Preferred Stock and more than 50% of the common stock and holds the contractual right to nominate three directors.  No other arrangement or understanding exists between any director or nominee and any other persons pursuant to which any individual was or is to be selected to serve as a director.  No director has any family relationship with any other director or with any of the Company’s executive officers.  Mr. Uzzi is an executive officer of the Company.

The Company has not changed its procedures for the identification, nomination and election of directors since they were described in the Proxy Statement with respect to its Annual Meeting held on December 16, 2009.

Certain Legal Proceedings

On May 15, 2001, the SEC filed a civil action (SEC v. Dunlap, S.D. Fla. (Case No. 01-8437) (Middlebrooks)) against Mr. Uzzi alleging violations of the federal securities laws in connection with his role as executive vice president of Sunbeam Corporation. On January 23, 2003, Mr. Uzzi entered into a consent and undertaking (the “Consent and Undertaking”) with the SEC.  Pursuant to the Consent and Undertaking, Mr. Uzzi agreed, without admitting or denying the allegations in the SEC’s complaint, to the entry of a judgment (1) permanently enjoining him from violating Section 17(a) of the Securities Act of 1933 and from violating or aiding and abetting violations of Sections 10(b), 13(a), 13(b)(2)(A),13(b)(2)(B) and 13(b)(5) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-13 and 13b2-1 thereunder, and (2) pursuant to Section 20(d) of the Securities Act and Section 21(d)(3) of the Exchange Act, the payment of a $100,000 civil penalty. The final judgment was entered on January 27, 2003 (the “Final Judgment”). The Board of Directors of the Company carefully reviewed the Consent and Undertaking and the Final Judgment prior to hiring Mr. Uzzi, and determined that since Mr. Uzzi did not admit or deny liability in the Consent and Undertaking or the Final Judgment, the terms of the Consent and Undertaking and Final Judgment did not present a legal obstacle to the Company’s hiring Mr. Uzzi. The Board of Directors further determined that Mr. Uzzi was fit for office.

There are no material proceedings to which any of our directors, executive officers, owners of record or beneficial owners of more than 5% of our common stock, or any of their associates is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD’S NOMINEES

Director Independence

The Board of Directors has determined that the Company is a “controlled company” under the NASDAQ’s rules because more than 50% of the Company’s common stock is held by one entity, Phoenix Acquisition Company II, L.L.C., an affiliate of Stonington Partners, Inc.  Accordingly, the Company is not required to, and, in fact, does not have a majority of independent directors on its Board, nor does it have compensation or nominating committees comprised solely of independent directors. The Board of Directors has determined that Messrs. Badie, Grant and Schoenberg meet the independence requirements of the SEC and NASDAQ.

 Board of Directors Meetings and Committees

The Company’s Board of Directors met 6 times during 2009.  Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all Committees of the Board of Directors on which he served, and all of the directors attended last year’s annual meeting.

Name of Committee and Members	Primary Responsibilities	Number of Meetings in 2009
Audit Committee Edward A. Grant (Chair and Financial Expert) Ronald P. Badie Lawrence J. Schoenberg
•   Reviews the Company’s annual and quarterly financial statements and results of each audit and quarterly review by the Company’s independent accountants.
•   Consults and meets with the Company’s independent accountants, Chief Financial Officer and other finance and accounting personnel concerning various matters, including the adequacy of internal controls.
•   Selects, determines the compensation of, evaluates and, when appropriate, replaces the Company’s independent accountants.
•   Monitors the qualifications and independence of the independent accountants and performance of the Company’s independent auditors.
•   Reviews potential conflict of interest situations.
6

Compensation Committee Bradley J. Hoecker (Chair) Lawrence J. Schoenberg Albert J. Fitzgibbons III Edward A. Grant
•   Establishes policies relating to the compensation of the Company’s executive officers and other key employees.
•   Administers the Company’s compensation plans, including employee stock option plans and makes recommendations to the Board of Directors concerning other compensation matters.
•   Annually reviews and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer.
•   Determines the compensation of the Company’s other executive officers and key members of management.
•   Annually approves the Company’s management bonus plan and makes grants of stock options and other stock-related incentive compensation awards.
5
Nominating Committee Lawrence J. Schoenberg (Chair) Albert J. Fitzgibbons III Bradley J. Hoecker	• Assists the Board of Directors in identifying, evaluating and recommending candidates for election to the Board of Directors and each committee. • Establishes procedures and provides oversight for evaluating the Board of Directors and management. • Evaluates the size, structure and composition of the Board of Directors and its committees.	0

Audit Committee

The Board of Directors maintains an Audit Committee that is currently comprised of Mr. Grant, who chairs the Committee, Mr. Schoenberg and Mr. Badie.  The Board of Directors has determined that Messrs. Grant and Schoenberg, both independent directors as defined by the SEC and NASDAQ, are “audit committee financial experts,” as defined by SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee setting forth its roles and responsibilities.  The Audit Committee Charter was attached as Exhibit A to the Proxy Statement filed on November 4, 2009, in connection with the Company’s 2009 Annual Meeting.

Compensation Committee

The Compensation Committee of the Board of Directors determines compensation for each of the Company’s executive officers and directors.  The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and other executive officers, approves on an annual basis any management bonus plan, makes grants of equity incentive compensation awards, reviews the compensation to non-employee directors and periodically reviews and advises the Board of Directors on the Company’s overall compensation policies and plans.  In addition, the Compensation Committee also reviews other aspects of compensation, such as deferred compensation plans and health and welfare plans.

During 2009, the Compensation Committee consisted of the following directors:  Bradley J. Hoecker (Chair), Lawrence J. Schoenberg, Albert J. Fitzgibbons III and Edward A. Grant.  In addition, as the only non-employee director who is not a member of the Compensation Committee, lead independent director Ronald P. Badie regularly attends Compensation Committee meetings by invitation.  Membership on the Committee is determined by the Board of Directors.  The Committee Chair reports on Committee actions and makes recommendations at Board of Directors’ meetings.

The Company’s executive compensation program is designed to enhance the Company’s profitability and stockholder value by aligning executive compensation with the Company’s business goals and performance and attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company.

For the Chief Executive Officer, the Compensation Committee approves goals and objectives to be considered in awarding compensation.  The Compensation Committee conducts a thorough performance evaluation of the CEO in light of the established goals and objectives.  The Compensation Committee then recommends the CEO’s compensation, considering the goals and objectives of the Company’s overall compensation program, to the non-employee directors of the Board, who have final approval authority over the CEO’s compensation package, as well as target goals and objectives against which the CEO’s performance will be measured.

For other executive officers, the CEO and the Compensation Committee together assess performance and determine individual compensation, based on initial recommendations from the CEO.  From time to time, the CEO recommends cash and equity awards to be made to senior management, including the CEO, under the Company’s 2008 Stock Award and Incentive Plan.  The Compensation Committee, which has exclusive authority to make such awards to the executive officers, considers such recommendations together with other factors, in determining whether to make such awards.

The Compensation Committee has the authority to engage the services of outside advisors and compensation consultants to assist it in performing its responsibilities. While the Compensation Committee does not have ongoing contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive officer or director compensation, the Compensation Committee does retain compensation consultants to assist it with specific issues from time to time.  The Compensation Committee did not retain a compensation consultant in 2009.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more members of the Committee to perform certain of its duties on its behalf to the extent permitted by applicable law.

On February 10, 2009, the Board of Directors adopted a written Charter for the Compensation Committee.  The Compensation Committee Charter is attached as Exhibit A to this Proxy Statement.

Nominating Committee

The Nominating Committee, which consists of Lawrence J. Schoenberg (Chair), Albert J. Fitzgibbons III, and Bradley J. Hoecker, recommends candidates for the Board of Directors of the Company and its committees.  While the Nominating Committee has not adopted a written charter or a formal diversity policy for Board membership, the Committee values diversity of talents, skills, abilities and experiences, and believes that the diversity that exists on the Board provides significant benefits to the Company.

Board Leadership Structure

Donald R. Uzzi serves as Merisel’s Chief Executive Officer and Chairman of the Board.  The Board believes that the combined role of Chief Executive Officer and Chairman is the most efficient and effective structure for Merisel because Mr. Uzzi has the most extensive knowledge of Merisel’s industry, business, personnel, strategic initiatives and the challenges that Merisel faces.  In addition, as Mr. Uzzi manages the Company’s day-to-day-operations, his direct involvement makes him best positioned to foster real-time communication between management and the Board, to lead productive Board sessions and ultimately to execute the Company’s long-term strategic goals.

The Board also has a lead independent director, Mr. Ronald P. Badie.  In his capacity as lead independent director, Mr. Badie acts as an intermediary between the Board and management and, when appropriate, between the directors nominated by Stonington, the Company’s majority shareholder, and the independent directors.  In addition, Mr. Badie serves as an ex-officio chairman of the executive sessions of independent directors or non-management directors, as needed.

In considering its leadership structure, the Board believes that the combined roles of Chief Executive Officer and Chairman, working with a lead independent director, are appropriate for a Company of Merisel’s size and the characteristics and membership of its six-member Board, which is comprised of three independent directors, the Chief Executive Officer and two directors nominated by Stonington.

The Board will continue to re-examine its corporate governance policies and leadership structure on an ongoing basis to ensure that they meet the Company’s needs.

The Board’s Role in Risk Oversight

The Board is responsible for oversight of risk facing the Company, while management is responsible for day-to-day management of risk.  The Board, directly and through its committees, carries out its oversight role through several levels of review.  The full Board regularly reviews and discusses with members of management information regarding the management of risk inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts. The involvement of the full Board in reviewing the Company’s strategic objectives is a key part of the Board’s assessment of management’s approach and tolerance to risk.

The three standing committees of the Board - Audit Committee, Compensation Committee and Nominating Committee – oversee risk inherent in their respective areas of responsibility.  For example, the Audit Committee oversees the Company’s financial exposure, internal controls, compliance and financial reporting-related risks.  The Compensation Committee oversees risks related to the Company’s compensation programs and policies.  While each committee has specific responsibilities for risk oversight, the Board is regularly informed by each committee about such risks.

The Board believes that the directors provide effective oversight of the risk management function, especially through the work of the committees and the dialogue between the full Board and the Company’s management.

Stockholder Recommendations of Director Candidates

The Nominating Committee will consider director nominees who are recommended by the Company’s stockholders, and will not evaluate any candidate differently solely because he or she was recommended by a stockholder.  To recommend a prospective candidate for consideration by the Nominating Committee, stockholders should submit the candidate’s name and qualifications to the Nominating Committee, care of the Company’s Secretary at Merisel, Inc., 127 West 30th Street, 5th Floor, New York, New York, 10001.  The Company’s Secretary will forward this information to the Nominating Committee members.  The Company has not utilized any third parties in the selection of its nominees.  No candidates have been nominated during 2009 by a stockholder holding 5% or more of the Company’s common stock except for Mr. Hoecker and Mr. Fitzgibbons, who are affiliates of the Company’s majority stockholder.

Code of Business Conduct

The Board of Directors has adopted and approved the Company’s Code of Business Conduct, a copy of which has been filed with the Commission.  All of the Company’s directors, officers and employees are subject to the standards and requirements set forth in the Code of Business Conduct and are required to sign a certificate of compliance. The Code of Business Conduct can be found on the Company’s website:  www.merisel.com/merisel_ site/code.html.

Stockholder Communications with the Board of Directors

The Board of Directors adopted a policy regarding the submission of communications by stockholders to the Board of Directors or to individual Board members.  Stockholders may submit communications in writing, which should be sent to the Company’s Chief Financial Officer at Merisel, Inc., 127 West 30th Street, 5th Floor, New York, New York, 10001.  These communications will be delivered to the Board of Directors or any individual director, as specified.

The Company encourages its Board members to attend each annual meeting of stockholders.  All of the Board members attended the 2009 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes on behalf of the Board of Directors.  Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Audit Committee has selected and retained BDO USA, LLP (“BDO”) as the Company's independent accounting firm for 2010.  BDO is responsible for performing an independent audit of the consolidated financial statements in accordance with PCAOB standards.  In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent accountants.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by BDO are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, Edward A. Grant, as the Designated Member, has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. See "Proposal 2 - 2008 and 2009 Audit and Non-Audit Fees” for more information regarding fees paid to BDO for services in fiscal years 2008 and 2009.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management of the Company and BDO the audited consolidated financial statements of the Company for the year ended December 31, 2009. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  In addition, the Audit Committee has discussed with BDO the matters required by the Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent accountants’ audit of the consolidated financial statements.

The Audit Committee has also received and reviewed the written disclosures and the letter from BDO required by Auditing Standard No. 1 and Rule 3526 (Communications with Audit Committee Regarding Independence) of the Public Company Accounting Oversight Board and the Audit Committee has discussed with BDO its independence from the Company.

Based on the foregoing review and discussions and a review of the report of BDO with respect to the consolidated financial statements, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Edward A. Grant (Chair) Lawrence J. Schoenberg Ronald P. Badie

EXECUTIVE COMPENSATION

Executive Officers of the Company

For each Executive Officer of the Company, the following sets forth the name, age as of October 18, 2010, and business experience for at least the past five years:

Donald R. Uzzi, 58, has served as Chief Executive Officer and President since November 2004 and as a member of the Board of Directors since December 2004. He was elected Chairman of the Board of Directors in April 2005.  Between December 2002 and November 2004, Mr. Uzzi provided consulting services to various companies in the areas of marketing, corporate strategy and communications. Between July 1999 and December 2002, Mr. Uzzi was the Senior Vice President of Electronic Data Systems Corporation. Between July 1998 and July 1999, Mr. Uzzi was a principal officer of Lighthouse Investment Group.  Between August 1996 and April 1998, Mr. Uzzi was the Executive Vice President of Sunbeam Corporation.  Prior to 1996, Mr. Uzzi was the President of the Gatorade North America division of Quaker Oats.

Victor L. Cisario, 49, has served as Merisel’s Executive Vice President and Chief Financial Officer since June 2009.  He joined Merisel from Outside Ventures, LLC, an independent sales organization primarily focused on credit card processing and cash advances to businesses, where he had served as Chief Financial Officer since January 2008.  At Outside Ventures, LLC, Mr. Cisario was responsible for all financial reporting, budgeting and financial strategy.  In 2007, Mr. Cisario worked as a consultant for various private companies.  Mr. Cisario was the Chief Financial Officer of Fuel Digital, Inc. from 2002 until Merisel’s acquisition of Fuel Digital, Inc. in 2006.  At Fuel Digital, Inc., Mr. Cisario created the financial strategy of the company, handled all banking relations, implemented budgeting procedures, created and implemented internal control procedures and oversaw financial reporting.

Summary Compensation Table

Summary of Executive Compensation 2008-2009

The following table sets forth the compensation of the Company’s Chief Executive Officer and each of the other two most highly compensated executive officers for services in all capacities to the Company in 2008 and 2009, except as otherwise indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donald R. Uzzi Chief Executive Officer and President	2008 2009	400,000 400,000	135,000 50,000	-- --	-- --	-- --	-- --	6,900 (3) 50,000 (4)	541,900 500,000
John J. Sheehan (5) President, Color Edge Visual	2008 2009	300,000 300,000	-- 20,000	-- --	-- --	-- --	-- --	6,900 (3) 12,800 (4)	306,900 332,800
Kenneth Wasserman President, Comp 24 (6)	2008 2009	248,800 287,500	-- 20,000	-- --	-- --	-- --	-- --	6,900 (3) 11,700 (4)	255,700 319,200

(1)	The dollar amount represents the amounts recognized in 2008 and 2009 on the accrual basis.

(2)	No stock awards were made in 2008 or 2009.

(3)	The dollar amount represents the Company’s contributions to the 401(k) Plan.

(4)	The following table sets forth the compensation elements of “All Other Compensation” column for 2009:

Executive	Company Contribution to 401(k) Plan ($)	Vacation Accrual Payment ($)
Donald R. Uzzi	1,000	49,000
John J. Sheehan	1,300	11,500
Kenneth Wasserman	635	11,065

During 2009, the Company made a one-time payment for accrued vacation time and changed the respective agreements to a policy whereby vacation time must be used in the year earned and will not be carried forward to future years.

(5)	Mr. Sheehan’s Employment Agreement expired pursuant to its terms on March 1, 2010.

(6)
Mr. Wasserman’s Employment Agreement expired pursuant to its terms on March 1, 2010, and he was offered continued employment under new terms after such date.  However, Mr. Wasserman resigned and his employment with the Company terminated on March 9, 2010.

Narrative to Summary Compensation Table

None of the NEOs accrued any bonus payments for 2008 under the Company’s non-equity, performance-based incentive plan for its primary executive and management employees.  Mr. Uzzi did not receive an annual performance bonus for the calendar year 2008.  On January 18, 2008, the Board of Directors granted Mr. Uzzi a special bonus award of $135,000, payable at the earlier of May 15, 2008, or the closing of a change in control transaction.  This bonus was paid in May 2008.  Mr. Uzzi also received a performance bonus award of $50,000 in 2009.  Neither Mr. Sheehan nor Mr. Wasserman received a performance bonus in 2008, but each received a performance bonus of $20,000 in 2009.  Additionally, each of the NEOs received grants of restricted stock on December 15, 2006.  Mr. Uzzi received a grant of 80,000 shares on December 15, 2006, vesting in three annual increments.  Messrs. Sheehan and Wasserman each received grants of 15,000 shares which vested on the same terms.

Outstanding Equity Awards at December 31, 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Donald R.Uzzi	100,000 100,000 100,000	- - -	- - -	5.00 8.00 12.00	11/22/2014 11/22/2014 11/22/2014	-	-	-	-
John J. Sheehan	-	-	-	-		-	-	-	-
Kenneth Wasserman	-	-	-	-		-	-	-	-

Pension Benefits

The Company does not offer pension benefits to its executive officers.

Nonqualified Defined Contribution and other Nonqualified Deferred Compensation Plans

The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers.

Executive Employment, Termination and Change of Control Arrangements

CEO Compensation, Termination and Change of Control Arrangements

Donald R. Uzzi serves as the Chief Executive Officer and President of the Company pursuant to an employment agreement dated November 22, 2004, as amended in March 2006, January 2008 and June 2009.  Mr. Uzzi’s base salary pursuant to his agreement is $400,000 per year.  For 2010 only, Mr. Uzzi voluntarily agreed to a 10 percent pay reduction, concurrently with the implementation of a Company-wide 10 percent pay reduction.  The base salary increases to $450,000 upon an attainment by the Company of earnings before taxes of at least $12,000,000 on a rolling four-quarter basis, and to $500,000 upon an attainment by the Company of earnings before taxes of at least $15,000,000 on a rolling four-quarter basis.  Mr. Uzzi also is eligible for an annual bonus with a target level of 100% of his base salary, to be awarded based on such criteria as may be determined by the Board of Directors or the Compensation Committee.  Such criteria may include a combination of the achievement by the Company of specified financial performance goals as well as achievement by Mr. Uzzi of specified performance targets.  The decision as to whether to award an annual bonus is in the sole discretion of the Board of Directors or the Compensation Committee.

Mr. Uzzi received a special bonus award of $135,000 related to a change of control transaction in May 2008 and an annual bonus award of $50,000 for 2009.

After the expiration of the initial employment term of three years, Mr. Uzzi’s employment continuously renews for additional one-year terms unless either party gives written notice of non-renewal at least 90 days prior to the expiration of the effective term.

If Mr. Uzzi’s employment is terminated by the Company without “cause” (as defined in the employment agreement) prior to the expiration of a one-year term, or if his employment is not renewed by the Company at the end of each term, Mr. Uzzi will be entitled to a lump sum payment equal to 12 months of base salary.  In the event of termination of Mr. Uzzi’s employment by the Company without “cause,” or resignation by Mr. Uzzi for “good reason” (as defined in the employment agreement) during the one-year period following a change in control of the Company, Mr. Uzzi will be also entitled to a lump sum payment equal to 12 months of base salary.  The Company will also pay Mr. Uzzi’s premiums for COBRA coverage in the event of termination without “cause” prior to the expiration of the term, as well as for termination without “cause” or resignation for “good reason” following a change in control, or nonrenewal of his employment by the Company, until the earlier of the 12-month anniversary of the date of termination, or the date that Mr. Uzzi becomes employed with a new employer.  In the event of termination of employment due to Mr. Uzzi’s death or disability, Mr. Uzzi will be entitled to continuation of base salary for 60 days following termination.  Mr. Uzzi will be entitled to a pro rata portion of his annual bonus for the calendar year in which the termination occurs, based upon the attainment of the applicable criteria up to the date of termination, in the event of (i) termination by the Company without “cause,” (ii) within one year following a change in control, termination by the Company without “cause” or resignation by Mr. Uzzi for “good reason,” (iii) termination following the Company’s delivery to Mr. Uzzi of a notice of nonrenewal, or (iv) Mr. Uzzi’s death or disability.

The employment agreement also contains customary confidentiality, non-compete and non-solicitation provisions.

Compensation, Termination and Change of Control Agreements of Other NEOs

John J. Sheehan was employed by the Company until March 1, 2010 pursuant to an agreement dated March 1, 2005 with Merisel Americas, whereby Mr. Sheehan served as President of Color Edge Visual.  The agreement provided for a five-year term at a base salary of $300,000 per year with continuous renewal for additional one-year terms unless either party gave written notice of nonrenewal at least 60 days prior to the expiration of the then-effective term.  In December 2009, the Company provided notice to Mr. Sheehan that the Company would not be renewing his employment agreement and, on March 1, 2010, the agreement expired by its terms.

Kenneth Wasserman was employed until March 9, 2010 pursuant to an agreement dated March 1, 2005 with Merisel Americas whereby Mr. Wasserman served as President of Comp 24.  The employment agreement provided for a five-year term, at a base salary of $287,500 per year, with continuous renewal for additional one-year terms unless either party gave written notice of nonrenewal at least 60 days prior to the expiration of the then-effective term.   The Company notified Mr. Wasserman of the nonrenewal of his Employment Agreement, which expired pursuant to its terms on March 1, 2010. He was offered continued employment under new terms for 2010.  Mr. Wasserman resigned and his employment with the Company terminated on March 9, 2010.

During the term of their respective employment agreements, Messrs. Sheehan and Wasserman were entitled to increases in their base salaries if Merisel Americas attained EBITDA of $16,500,000 on a rolling four quarters basis. In addition, both Mr. Sheehan and Mr. Wasserman were eligible for an annual bonus with a target level of 60% of their base salary, to be awarded by the Board of Directors or the Compensation Committee based on achievement by Merisel Americas of forecasted EBITDA in the financial plan approved by the Board of Directors and such other criteria as was to be determined by the Board of Directors or the Compensation Committee.

The Company made no severance payments upon its nonrenewal of Mr. Sheehan or Mr. Wasserman’s employment.  If either Mr. Sheehan or Mr. Wasserman’s employment had been terminated by the Company without “cause” (as defined in the employment agreement) or either executive terminated his employment for “good reason” (as defined in the employment agreement) prior to the expiration of the five-year employment term, that executive would have been entitled to a continuation of the base salary for the remainder of the five-year term, plus any accrued and unpaid bonus amounts owed for the year of termination, pro-rated through the date of termination, and any other amounts owed to him through the date of termination.

The employment agreements also contained customary confidentiality, non-compete and non-solicitation provisions.

Compensation of Directors

The following table sets forth, for the year ended December 31, 2009, information relating to the compensation of each director of the Company who served during the fiscal year and who was not a named executive officer. Compensation received or accrued by Donald R. Uzzi, Chief Executive Officer and President of the Company and Chairman of the Board of Directors, is fully reflected in the tables above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($)	Total ($)

Edward A. Grant	76,500	-	-	-	-	-	76,500
Lawrence J. Schoenberg	72,500	-	-	-	-	-	72,500
Ronald P. Badie	71,500	-	-	-	-	-	71,500
Albert J. Fitzgibbons III	66,000	-	-	-	-	-	66,000
Bradley J. Hoecker	70,000	-	-	-	-	-	70,000

(1)   Includes $28,000 contingent cash grant awarded to non-employee directors on December 3, 2008 (in lieu of their 2008 annual award of restricted stock) and vested on December 3, 2009.

(2)   Does not include $28,000 contingent cash grant awarded to non-employee directors on December 16, 2009 (in lieu of their 2009 annual award of restricted stock) and vesting on December 16, 2010.

Narrative to Director Compensation Table

The compensation described in the above table was paid to the non-employee directors pursuant to the Company’s compensation plan for non-employee directors adopted by the Board of Directors in 2005.  Pursuant to the plan, since 2006, each non-employee director is entitled to receive an annual retainer fee of $30,000 and additional payments of $1,500 for each Board of Directors meeting attended, $500 for Board of Director meetings held telephonically after four telephonic meetings per year (which are included in the annual retainer), $2,000 quarterly for acting as the chairman of the Audit Committee of the Board of Directors, $1,000 quarterly for acting as the chairman of any other Committee of the Board of Directors, $1,250 quarterly for acting as lead independent director and $500 for each Committee meeting attended, plus reimbursement for travel expenses incurred in attending the meetings.  In addition, non-employee directors are entitled to an annual grant of restricted stock with a fair market value of $28,000 as determined at the date the grant is authorized, which vests on the first anniversary of the date of the grant. If a director leaves for any reason (other than a change of control) prior to vesting, all unvested shares are forfeited. The directors may elect to take up to 25 percent of their annual retainer fee in shares of Common Stock in lieu of cash, based on the market price of the Common Stock on the first day of the quarter following each annual meeting of stockholders.

During 2008, the market price of the Company’s Common Stock dropped precipitously due to a number of factors including termination of the Company’s March 28, 2008 Merger Agreement with certain subsidiaries of American Capital Strategies, Ltd. and subsequent litigation arising therefrom, as well as economic conditions that severely affected the general economy, the industries to which the Company is a supplier, the imaging and specialty printing industry as a whole and the Company’s performance.  In November 2008, the Compensation Committee determined that a December 2008 restricted stock award in the amount of $28,000 to each non-employee director would have had a disproportionately dilutive effect upon the Company’s outstanding Common Stock as each director would have been entitled to receive more than five times the number of shares that had been issued in previous years.

Therefore, the Compensation Committee consulted with the Company’s outside counsel and a compensation consultant and recommended to the Board of Directors that the Company amend the non-employee directors’ compensation plan for 2008.  The Board of Directors adopted the recommendation and replaced the scheduled 2008 grant of restricted stock with a $28,000 cash grant, contingent upon the non-employee director remaining on the Board of Directors through a one-year vesting period.  Accordingly, each $28,000 cash grant vested and was paid to non-employee directors on December 3, 2009, one year after the date of the grant.

In October 2009, after determining that a December 2009 restricted stock award in the amount of $28,000 to each director would have a similarly dilutive effect on the Company’s outstanding Common Stock, the Compensation Committee recommended that the Board of Directors extend the amendment for 2009, and the Board adopted its recommendation.  Accordingly, the 2009 restricted stock grant to each director was replaced with a $28,000 cash grant, contingent upon the director remaining on the Board of Directors through a one-year vesting period.

In December 2009, the members of the Board of Directors voluntarily agreed to a 10 percent reduction of their compensation package for 2010 concurrently with the implementation of a Company-wide 10 percent pay reduction.

In October 2010, after determining that a December 2010 stock award in the amount of $25,200 to each director would have a similarly disproportionate dilutive effect on the Company’s outstanding Common Stock as in 2008 and 2009, the Compensation Committee recommended that the Board of Directors extend the amendment for 2010, and the Board adopted its recommendation.  The 2010 restricted stock grant to each director was replaced with a $25,200 cash grant contingent upon the director remaining on the Board of Directors through a one-year vesting period.

The Company does not have a uniform policy or agreement concerning payments to directors upon their departure from the Board of Directors.  No directors left the Board of Directors in 2009 and as of the date of the Proxy Statement in 2010.

Certain Relationships and Related Transactions

In 2006, the Company entered into indemnity agreements (the “Indemnity Agreements”) with each of its directors, Mr. Uzzi and Jon H. Peterson, the Company’s Chief Financial Officer until June 12, 2009.  The Company later entered into Indemnity Agreements with (i) Mr. Grant, upon his election to the Board, (ii) Fiona Gould, upon her election as a corporate officer, (iii) Mr. Cisario, upon his appointment as the Chief Financial Officer, and (iv) Jennifer Collier, who served as the Company’s Corporate Secretary until April 2, 2010.  The Indemnity Agreements provide, among other things, that the Company will indemnify each party (the “Indemnitee”) against expenses and damages in connection with claims relating to the Indemnitee’s service to the Company, to the fullest extent permitted by the Company’s bylaws and the Delaware General Corporation Law.

The Indemnity Agreements provide that the Company will advance the expenses of the Indemnitee incurred in any such proceedings prior to final disposition of the claim, without regard to Indemnitee’s ability to repay the expenses or ultimate entitlement to indemnification under other provisions of the Indemnity Agreements.  However, by executing and delivering the Indemnity Agreement, the Indemnitee undertakes to repay the advance to the extent it is ultimately determined that the Indemnitee was not entitled to indemnification.  The Indemnity Agreements specify certain procedures and assumptions applicable in connection with requests for indemnification and advancement of expenses and also require the Company to maintain liability insurance for directors, officers, employees and other agents of the Company.  The rights provided to the Indemnitees under the Indemnity Agreements are in addition to any other rights the Indemnitees may have under the Company's certificate of incorporation, bylaws, applicable law, vote of stockholders or resolution of directors.

On May 31, 2008, the Company made an earnout payment in the amount of $750,000 to 1919 Empire, Inc. (formerly Crush Creative, Inc.), its shareholders and their named shareholder representative (collectively, the “Crush Sellers”), pursuant to the Asset Purchase Agreement among Crush Creative, Inc., its shareholders and MCRU, LLC dated July 6, 2005 (the “APA”). The earnout was paid in connection with performance criteria met by Crush Creative during the one-year period ended December 31, 2007.  Mr. Guy Claudy, who served the Company as President of Crush Creative until July 2009, is the named shareholder representative for the Crush Sellers and received a significant percentage of each earnout payment.

In April 2009, the Company informed the Crush Sellers that Crush Creative’s business had not met the performance criteria which would entitle them to an earnout payment for the one-year period ended December 31, 2008.  On April 29, 2009 and September 14, 2009, the Company received notice from the Crush Sellers that they contested the Company’s calculations.  The parties are now following the process set forth in the APA for resolving such disputes through the appointment of a third-party accounting firm (the “Arbitration Firm”), which will arbitrate the dispute.  If the Arbitration Firm finds that Crush Creative has met the performance criteria set forth in the APA, the Crush Sellers will be entitled to a payment of up to $750,000.  Under the APA, the Arbitration Firm’s determination is final, conclusive and binding.

It is the policy of the Company not to enter into any related person transaction unless the Board of Directors or committee in good faith authorizes the transaction by the affirmative vote of a majority of the directors disinterested in the transaction. In reviewing and approving any related person transaction, the disinterested directors will satisfy themselves that they have been fully informed as to the related person’s relationship and interest including all material facts of the proposed transaction, and determine that the transaction is fair to the Company and on terms no less favorable than could be obtained by the Company from unaffiliated third parties.

Certain members of the Company’s Board of Directors currently serve on boards of other public and private companies, which are also under the control of Stonington Partners, Inc. or its affiliates.  These entities may be considered to be under “common control” with the Company.

The following table lists all “parents” of the Company showing the basis of control and as to each parent, the percentage of voting securities owned or other basis of control by its immediate parent, if any.

Name of Parent	Basis of Control	Immediate Parent	Percentage of Voting Securities Owned or Other Basis of Control
Phoenix Acquisition Company II, L.L.C.	Ownership/control of common stock constituting 73% of outstanding shares	Stonington Capital Appreciation 1994 Fund, L.P.	100%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information as of October 18, 2010 as to shares of our common stock beneficially owned by: (i) each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and our Chief Executive Officer and the named executive officers as of the end of the last completed fiscal year and (iii) all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own.

	Shares Beneficially Owned
Name	Number	Percentage

Phoenix Acquisition Company II, L.L.C. (1) 540 Madison Avenue, 25th Floor New York, NY 10022	6,939,290	73.40%
Freestone Opportunity Partners LP and Gary Furukawa (2) 1191 Second Avenue, Suite 2100 Seattle, WA 98101	769,241	8.14%
Ronald P. Badie	18,714	*
Albert J. Fitzgibbons III (3)	18,714	*
Edward A. Grant	13,223	*
Bradley J. Hoecker (3)	18,714	*
Lawrence J. Schoenberg	54,773	*
Donald R. Uzzi (4)	530,000	5.61%
John J. Sheehan	15,000	*
Kenneth Wasserman	15,000	*
All Directors and Executive Officers as a Group (8 Persons) (5)	657,638	6.96%*

*Represents less than 1%

(1)
As of October 18, 2010, Phoenix Acquisition Company II, L.L.C., together with its affiliates, Stonington Capital Appreciation 1994 Fund, L.P., Stonington Partners, L.P., Stonington Partners, Inc. II, and Stonington Partners, Inc. held beneficial ownership (with shared voting power and shared dispositive power) of 6,939,290 shares, including 1,939,290 shares of the common stock of Merisel, into which the 339,376 shares of convertible preferred stock of Merisel that are beneficially owned by Phoenix Acquisition Company II, L.L.C. are convertible at its option. Absent such conversion, Phoenix Acquisition Company II, L.L.C. (together with its affiliates) would beneficially own approximately 69.3% of the outstanding common stock of Merisel.

(2)
Based on information contained in the Schedule 13G/A filed on February 14, 2008 with the SEC by Freestone Opportunity Partners LP, Gary I. Furukawa and Freestone Advisors, LLC, such persons beneficially owned an aggregate of 769,241 shares of Merisel common stock as of December 31, 2007.

(3)
Messrs. Fitzgibbons and Hoecker are directors or partners of certain affiliates of Phoenix Acquisition Company II, L.L.C. and may therefore be deemed to beneficially own 6, 939,290 shares of common stock beneficially owned by Phoenix Acquisition Company II, L.L.C. and its affiliates. Each of Mr. Fitzgibbons and Mr. Hoecker disclaims such beneficial ownership and the information set forth in the table above solely reflects beneficial ownership of Mr. Fitzgibbons and Mr. Hoecker in each of their individual capacities.

(4)	Includes 300,000 shares of common stock that are subject to currently exercisable stock options.

(5)	Includes all shares of restricted stock and all shares of common stock that are subject to stock options.

Change of Control

The limited partnership agreement of Stonington Capital Appreciation 1994 Fund, L.P. (the “Fund”), which is the parent of Phoenix Acquisition Company II, L.L.C. and controls 69% of the outstanding common stock and 100% of the convertible preferred stock of the Company, provides for the termination of the Fund and liquidation and distribution of its assets to its limited partners at the end of a set term. As of the date hereof, the term of the Fund has expired and Stonington Partners, Inc. (“Stonington”) is engaged in the liquidation of the Fund’s assets by December 31, 2010. The limited partnership agreement requires Stonington to use every effort to reduce the assets of the Fund to cash prior to liquidation of the Fund.  If an asset, such as publicly traded stock, cannot be liquidated, the limited partnership agreement permits the general partners to distribute that stock to the limited partners as part of the distribution of assets, unless a majority interest of the limited partners approves the retention of an investment. As of the date of this Proxy Statement, Stonington is engaged in exploring its alternatives, including, but not limited to, the sale of some or all of the Fund’s equity interests in the Company to third parties, the distribution of the Fund’s equity interest to its partners, or a further extension to the time period in which Stonington is permitted to hold the investment. In the event that the Company’s common stock owned by the Fund is either sold to a third party or distributed to the limited partners of the Fund, it could constitute a “change of control” of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and beneficial owners of more than 10% of the Company’s common stock file reports of ownership and changes in ownership with the SEC and furnish the Company with copies of all such reports they file. Based solely on its review of the copies of such reports received by it, or on written representations from such persons, the Company believes that, during 2009, it was in compliance with all Section 16(a) filing requirements applicable to its executive officers, directors and 10% owners, except for a report on Form 3, which was not timely filed by Mr. Cisario.

PROPOSAL 2

RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

You are being asked to ratify the appointment by our Audit Committee of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for 2010.  A representative of BDO is expected to be present at the Annual Meeting with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.  If BDO should decline to act or otherwise become incapable of acting, or if BDO’s engagement is discontinued for any reason, our Audit Committee will appoint another accounting firm to serve as our independent public accountants for 2010.

Principal Accountant Fees and Services

The following table presents fees billed for professional audit services rendered by BDO USA, LLP (“BDO”), the Company’s current principal accounting firm, for the audit of the Company’s annual financial statements for 2008 and 2009, review of the quarterly financial statements for 2008 and 2009 and fees billed for other services rendered by BDO in 2008 and 2009.

	2008	2009
Audit fees	$268,500	$255,000
Audit-related fees (1)	55,000	55,000
Total	$323,500	$310,000

(1)       The 2008 billings relate to the 2007 audit of the employee benefit plan and various consulting services.  The 2009 billings relate to the 2008 audit of the employee benefit plan and various consulting services.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by BDO are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget.  In other cases, the Audit Committee has delegated authority to Mr. Edward A. Grant to pre-approve additional services, which then is to be communicated to the full Audit Committee.  All of the fees listed above have been approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting.  If other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on them in their discretion.

Stockholder Proposals for Inclusion in 2011 Proxy Statement

If a stockholder desires to submit a proposal at the Company’s 2011 Annual Meeting of Stockholders to be included in the proxy statement for that meeting, such proposal must be received in writing at the Company’s executive offices at 127 West 30th Street, 5th Floor, New York, NY 10001, addressed to the attention of the Chief Financial Officer, on or before July 4, 2011.  The proposal must also comply with applicable regulations in order to be included in the proxy statement for that meeting.  If a stockholder notifies the Company in writing prior to September 20, 2011 that he or she intends to present a proposal at the Company’s 2011 Annual Meeting of Stockholders, the proxy-holders designated by the Board may exercise their discretionary voting authority with regard to the stockholder’s proposal only if the Company’s proxy statement discloses the nature of the stockholder’s proposal and the proxy-holder’s intentions with respect to the proposal.  If the stockholder does not notify the Company by such date, the notice of the stockholder’s proposal will be considered untimely under Rule 14a-4(c)(1) promulgated by the SEC. Accordingly, proxy-holders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

Annual Report on Form 10-K

The Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (without exhibits thereto), as amended by the Form 10-K/A Amendment No. 1 filed with the SEC on October 6, 2010, has been mailed with this Proxy Statement.  The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable copying fee per page to any requesting stockholder.  Stockholders may make such request in writing to Investor Relations, Merisel, Inc., 127 West 30th Street, 5th Floor, New York, NY 10001.

By Order of the Board of Directors

Donald R. Uzzi
Chairman of the Board and
Chief Executive Officer

New York, New York
November 1, 2010

EXHIBIT A

MERISEL, INC.
Compensation Committee of the Board of Directors

Charter

Adopted as of February 10, 2009

The Board of Directors (the "Board") of Merisel, Inc. (the "Company") has adopted this Charter for its Compensation Committee (the "Committee"). This Charter is intended to supplement the provisions in the Company's Bylaws pertaining to the Committee.

1.           Purpose.  The purposes of the Committee shall be to discharge the Board's responsibilities relating to the compensation of the Company's executives and to establish and oversee the Company's compensation and employee benefit plans.  The compensation plan must serve three purposes.  First, it must be competitive.  Second, it should provide compensation that varies based on the Company's performance and individual performance.  Third, it should align the participant's interests with the interests of the Company's stockholders.

2.           Objective.  The objective of the Committee should be to attract and retain the most talented and dedicated executives possible, motivate executives to achieve specific annual, long-term and strategic goals and align executives' interests with those of the Company's stockholders.

3.           Membership.  The Committee shall be comprised of at least two directors, each of whom shall meet the requirements established by the Board and applicable laws, regulations and listing requirements.  The members of the Committee shall be appointed annually by the Board and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal.  The Board may remove the members of the Committee at any time with or without cause.  The Board shall also designate a Chair of the Committee.  The Committee may invite to its meetings any member of management, including the CEO, and such other persons as it deems appropriate in order to carry out its duties and responsibilities.

4.           Operations.  (a)  Meetings.  The Committee shall meet as often as it deems appropriate.  At each regularly scheduled meeting of the Board, the Chair of the Committee shall provide the Board with a comprehensive report of the Committee's activities and proceedings.  The Committee may meet in person or by telephone conference call, and may act by unanimous written consent.

(b)  Quorum and Voting.  The majority of the members of the Committee shall constitute a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.  If the Committee is comprised of two members, one member will represent a quorum.

(c)  Executive Session.  The Committee should meet at least annually with the Company's CEO and such other senior executives as the Committee deems appropriate; provided, however, that the CEO may not be present during deliberations or voting regarding his or her compensation.  The Committee should meet periodically in executive session without the presence of management.

(d)  Agenda.  The Chair of the Committee shall approve the agenda for the Committee's meetings and any member may suggest items for the Committee's consideration.  Briefing materials shall be provided to the Committee as far in advance of a meeting as soon as practicable.

(e)  Minutes.  The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.  The minutes shall be circulated in draft form to Committee members to ensure an accurate final record and shall be approved at the next meeting of the Committee.  Members of the Committee will be furnished with copies of the final minutes of each meeting and any action taken by unanimous written consent.

(f)  Reporting to the Board.  At the Board meeting following each Committee meeting, the Chair of the Committee (or his designee) shall report to the full Board on the Committee's actions.

(g)  Applicable Rules.  The Committee is governed by the same rules regarding meetings, actions without a meeting by written consent, notice and waiver of notice as are applicable to the Board.

5.           Responsibilities.  The Committee shall have the following authority and responsibilities, subject to such modification and additional authority as the Board may approve from time to time:

•	Periodically review and advise the Board concerning the Company's overall compensation philosophy, policies and plans.
•	Review and approve corporate and personal performance goals and objectives relevant to the compensation of all executive officers.
•
Oversee the evaluation of the performance of the Company's executive officers in light of the performance goals and objectives and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers based on this evaluation.

•	Review and approve compensation packages for new executive officers and termination packages for executive officers.
•	Review the terms of employment agreements with current or prospective executive officers and amendments thereto.
•
Periodically review the compensation paid to non-employee directors and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her compensation except for uniform compensation to directors for their services as a director.

•	Appoint and remove plan administrators for the Company's retirement plans for employees.
•
Review and discuss with management the disclosures in the Company's "Compensation Discussion and Analysis" and any other disclosures regarding executive compensation to be included in the Company's public filings and shareholder reports to the extent required by applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

•
Based upon its review and discussion, recommend to the Board whether the Compensation Discussion and Analysis should be included in the Company's proxy statement, Form 10-K or information statement, as applicable, and prepare the related report required by the rules of the Securities and Exchange Commission.

•	Review periodic reports from management on matters relating to the Company's compensation practices.
•	Regularly review and make recommendations about changes to this Charter.
•	Perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

6.           Delegation of Authority.  The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee to perform certain of its duties on its behalf to the extent permitted by applicable law.

7.           Resources and Outside Advisors.  (a)  The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to select, retain and terminate outside compensation consultants, legal, accounting and other advisors as it deems appropriate.  The Company shall provide appropriate funding, as determined by the Committee, for payment of such advisors.  Any  communication between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take necessary step to preserve the privileged nature of those communications.

(b)  Except as otherwise delegated by the Board or the Committee, the Committee will act on behalf of the Board.

8.           Performance Evaluation.  The Committee shall, from time to time or at the request of Board, evaluate its performance under this Charter.